Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NODTHERA INC.

NodThera Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.Article First of the Fifth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

“The name of this corporation is Rezera Inc. (the “Corporation”).”

2.The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.This Certificate of Amendment shall be effective as of 12:01 a.m. Eastern Time on September 9, 2026.

[Signature page follows]

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:05 AM 09/08/2026
FILED 10:05 AM 09/08/2026
SR 20264316750 - File Number 6477798

IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation as of September 8, 2026.

By:	/s/ Geoff McDonough
Name: Geoff McDonough
Title: Chief Executive Officer

[Signature Page to Certificate of Amendment]

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

NODTHERA INC.

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

NodThera Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1.That the name of this corporation is NodThera Inc., and that this corporation was originally incorporated pursuant to the General Corporation Law on December 16, 2021 under the name NodThera US, Inc.

2.That the Certificate of Incorporation was amended and restated by the Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on December 23, 2021.

3.That the Amended and Restated Certificate of Incorporation was amended and restated by the Second Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 4, 2022.

4.That the Second Amended and Restated Certificate of Incorporation was amended and restated by the Third Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on September 20, 2022 and further amended and restated by the Certificate of Amendment filed with the Secretary of State of the State of Delaware on July 26, 2024.

5.That the Third Amended and Restated Certificate of Incorporation (as amended) was amended and restated by the Fourth Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on April 3, 2025.

6.That the Board of Directors duly adopted resolutions approving this Fifth Amended and Restated Certificate of Incorporation of this corporation, declaring said Fifth Amended and Restated Certificate of Incorporation to be advisable and in the best interests of this corporation and its stockholders, and submitting this Fifth Amended and Restated Certificate of Incorporation to the stockholders of this corporation for adoption thereby, and thereafter such stockholders duly adopted this Fifth Amended and Restated Certificate of Incorporation, in

accordance with Sections 242 and 245 (and the stockholders duly adopting this Fifth Amended and Restated Certificate of Incorporation pursuant to Section 228) of the General Corporation Law.

7.The Certificate of Incorporation of this corporation is hereby amended and restated to read in its entirety as follows:

First: The name of this corporation is NodThera Inc. (the “Corporation”).

Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801.  The name of its registered agent at such address is The Corporation Trust Company.

Third: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is (i) 183,000,000 shares of Common Stock, $0.00001 par value per share (“Common Stock”) and (ii) 142,575,385 shares of Preferred Stock, $0.00001 par value per share (“Preferred Stock”).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.COMMON STOCK

1.General.  The voting, dividend and liquidation rights, powers and preferences of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.Voting.  The holders of the Common Stock are entitled to one (1) vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Fifth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) that relates solely to the terms of one (1) or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one (1) or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law.  There shall be no cumulative voting.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one (1) or more series of Preferred Stock that may be required by the terms of this Certificate of Incorporation) the affirmative vote or written consent of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

B.PREFERRED STOCK

2,558,030 shares of the authorized Preferred Stock of the Corporation are hereby designated “Junior Preferred Stock”; 3,000,000 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A1 Preferred Stock”; 13,359,857 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A2 Preferred Stock” (the Series A1 Preferred Stock and Series A2 Preferred Stock are sometimes collectively referenced herein as “Series A Preferred Stock”); 10,908,317 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B1 Preferred Stock”; 3,895,328 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B2 Preferred Stock” (the Series B1 Preferred Stock and the Series B2 Preferred Stock are sometimes collectively referenced herein as “Series B Preferred Stock”); 8,698,376 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C Preferred Stock”; 12,666,663 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D1 Preferred Stock”; 41,050,852 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D2 Preferred Stock”; 30,048,510 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D3 Preferred Stock”; and 16,389,452 shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated “Series D4 Preferred Stock”; (the Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and Series D4 Preferred Stock are sometimes collectively referenced herein as “Series D Preferred Stock”), each with the following rights, preferences, powers, privileges and restrictions, qualifications and limitations. Unless otherwise indicated, references to “Sections” in this Part B of this Article Fourth refer to sections of Part B of this Article Fourth.

1.Dividends.

From and after the original date of issuance (with reference to the date such share was issued in NodThera Limited), with respect to shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, dividends shall accrue at the rate per annum of six percent (6%) of the Applicable Original Issue Price (as defined below) calculated on a daily basis and on the assumption of a 365 day year (the “Accruing Dividends”). As of December 31, 2025, $2,217,907 on the Series A1 Preferred Stock is deemed to have accrued as an Accruing Dividend, $20,221,737 on the Series A2 Preferred Stock is deemed to have accrued as an Accruing Dividend, $14,221,297 on the Series B1 Preferred Stock is deemed to have accrued as an Accruing Dividend, $3,589,859 on the Series B2 Preferred Stock is deemed to have accrued as an Accruing Dividend, $4,919,179 on the Series C Preferred Stock is deemed to have accrued as an Accruing Dividend, $3,209,460 on the Series D Preferred Stock is deemed to have accrued as an Accruing Dividend and no dividend is deemed to have accrued as an Accruing Dividend for the shares of Series D4 Preferred Stock (the “Prior Accrued Dividends”). Notwithstanding the foregoing, the foregoing calculations of Prior Accrued Dividends represent an approximate average of the Accruing Dividends deemed to have accrued per class as of the date of issuance, and the exact amount of the Prior Accrued Dividends for a share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, determined with reference to the date such share was issued in NodThera Limited, to the extent applicable, is set forth in the books and records of the Corporation. For the avoidance of doubt, the Prior Accrued Dividends shall be included within the meaning of Accruing Dividends. Accruing Dividends shall accrue from day to day, whether or not declared, and shall be cumulative; provided, however, that except as set forth in the following sentence of this Section 1 or in Section 2.1, such Accruing Dividends shall be payable only when, as, and if declared by the Board of Directors and the Corporation shall be under no obligation to pay such Accruing Dividends.  The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in this Certificate of Incorporation) the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, in an amount at least equal to the greater of (i) the amount of the aggregate Accruing Dividends then accrued on such share of Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to such class or series) and (2) multiplying such fraction by an amount equal to the Applicable Original Issue Price (as defined below); provided that if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one (1) class or series of capital stock of the Corporation, the dividend payable to the holders of Preferred Stock pursuant to this Section 1 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Preferred Stock dividend; and further provided that all Accruing Dividends shall be declared and paid upon an initial public offering of the Corporation to the extent that the Corporation has funds lawfully available therefor.  The “Junior Preferred Original Issue Price” shall mean, as to the Junior Preferred Stock, £1.0000 per share; the “Series A1 Original Issue Price” shall mean, as to the Series A1 Preferred Stock, £1.0000 per share; the “Series A2 Original Issue Price” shall mean, as to the Series A2 Preferred Stock, £2.4888 per share; the “Series B1 Original Issue Price” shall mean, as to the Series B1 Preferred Stock, £2.9702 per share; the “Series B2 Original Issue Price” shall mean, as to the Series B2 Preferred Stock, £3.1191 per share; the “Series C Original Issue Price” shall mean, as to the Series C Preferred Stock, $2.8741 per share; the “Series D1 Original Issue Price” shall mean, as to the Series D1 Preferred Stock, $1.50 per share; the “Series D2 Original Issue Price” shall mean, as to the Series D2 Preferred Stock, $0.75 per share; the “Series D3 Original Issue Price” shall mean, as to the Series D3 Preferred Stock, $0.7407 per share; and the “Series D4 Original Issue Price” shall mean, as to the Series D4 Preferred Stock, $0.9259 per share, each subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the applicable Preferred Stock. The Series A1 Original Issue Price, Series A2 Original Issue Price, Series B1 Original Issue Price, Series B2 Original Issue Price, Series C Original Issue Price, Series D1 Original Issue Price, Series D2 Original Issue Price, Series D3 Original Issue Price and Series D4 Original Issue Price are sometimes referred to herein, for each series of Preferred Stock, as applicable, as the “Applicable Original Issue Price”. When paid, Accruing Dividends shall be in the form of a right to receive the ratable portion of the Accruing Dividends so paid, with each such right being exercisable any time after the payment thereof at the option of the holder thereof in the form of: (a) the issue of new shares of the same class as the shares held by such stockholder on which the Accruing Dividends have accrued, at the Applicable Original Issue Price or (b) payable in cash to the extent it is lawful for the Corporation to pay such Accruing Dividend and in priority to the payment of any other dividend by the Corporation (and if it is not lawful for the Corporation to then pay the whole of such Accruing Dividend, the Corporation shall then pay such part of the Accruing Dividend as then permitted by law and the balance shall be satisfied in accordance with (a)).

2.Liquidation, Dissolution, Winding Up or Deemed Liquidation Event; Certain Mergers, Consolidations and Asset Sales.

2.1Preferential Payments to Holders of Preferred Stock.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series D1 Preferred Stock, the holders of shares of Series D2 Preferred Stock, the holders of shares of Series D3 Preferred Stock, the holders of shares of Series D4 Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series B2 Preferred Stock, the holders of shares of Series B1 Preferred Stock, the holders of shares of Series A2 Preferred Stock, the holders of shares of Series A1 Preferred Stock and the holders of shares of Junior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event (as defined below), out of the consideration payable to stockholders in such Deemed Liquidation Event or the Available Proceeds (as defined below), before any payment shall be made to the holders of Common Stock by reason of their ownership thereof, as follows: (A) first, ratably to the holders of shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock, shares of Series D3 Preferred Stock and shares of Series D4 Preferred Stock, an amount per share equal to 1 times the Series D1 Original Issue Price, Series D2 Original Issue Price, Series D3 Original Issue Price and/or Series D4 Original Issue Price, as applicable, plus any accrued, declared and unpaid dividends thereon, including Accruing Dividends, provided, however, that if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock, shares of Series D3 Preferred Stock and shares of Series D4 Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and Series D4 Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; (B) second, ratably to the holders of shares of Series C Preferred Stock, an amount per share equal to 1 times the Series C Original Issue Price, plus any accrued, declared and unpaid dividends thereon, including Accruing Dividends, provided, however, that if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series C Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series C Preferred Stock shall share ratably in any distribution of the assets available for distribution

(after payment to the holders of Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and Series D4 Preferred Stock of the amounts set forth in the foregoing clause (A)) in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; (C) third, ratably to the holders of shares of Series B Preferred Stock, an amount per share equal to 1 times the Series B1 Original Issue Price or 1 times the Series B2 Original Issue Price, as applicable, plus any accrued, declared and unpaid dividends thereon, including Accruing Dividends, provided, however, that if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B1 Preferred Stock or Series B2 Preferred Stock, as applicable, the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series B1 Preferred Stock or Series B2 Preferred Stock shall share ratably in any distribution of the assets remaining available for distribution (after payment to the holders of Series C Preferred Stock of the amounts set forth in the foregoing clause (B)) in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; (D) fourth, ratably to the holders of shares of Series A Preferred Stock, an amount per share equal to 1 times the Series A1 Original Issue Price or 1 times the Series A2 Original Issue Price, as applicable, plus any accrued, declared and unpaid dividends thereon, including Accruing Dividends, provided, however, that if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A1 Preferred Stock or Series A2 Preferred Stock, as applicable, the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Series A1 Preferred Stock or Series A2 Preferred Stock shall share ratably in any distribution of the assets remaining available for distribution (after payment to the holders of Series B Preferred Stock of the amounts set forth in the foregoing clause (C)) in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full; (E) fifth, ratably to the holders of shares of Junior Preferred Stock, an amount per share equal to 1 times the Junior Preferred Original Issue Price, plus any accrued, declared and unpaid dividends thereon, including Accruing Dividends (if any); provided, however, that if upon any such liquidation, dissolution or winding up of the Corporation or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Junior Preferred Stock the full amount to which they shall be entitled under this Section 2.1, the holders of shares of Junior Preferred Stock shall share ratably in any distribution of the assets remaining available for distribution (after payment to the holders of Series A Preferred Stock of the amounts set forth in the foregoing clause (D)) in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

2.2Distribution of Remaining Assets.  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment in full of all Junior Preferred Liquidation Amounts (as defined below) required to be paid to the holders of shares of Junior Preferred Stock, all Series A1 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series A1 Preferred Stock, all Series A2 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series A2 Preferred Stock, all

Series B1 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series B1 Preferred Stock, all Series B2 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series B2 Preferred Stock, all Series C Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series C Preferred Stock, all Series D1 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series D1 Preferred Stock, all Series D2 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series D2 Preferred Stock, all Series D3 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series D3 Preferred Stock and all Series D4 Liquidation Amounts (as defined below) required to be paid to the holders of shares of Series D4 Preferred Stock, in each case pursuant to Section 2.1, the remaining assets of the Corporation available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the holders of shares of Junior Preferred Stock, the holders of shares of Series A1 Preferred Stock, the holders of shares of Series A2 Preferred Stock, the holders of shares of Series B1 Preferred Stock, the holders of shares of Series B2 Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D1 Preferred Stock, the holders of shares of Series D2 Preferred Stock, the holders of shares of Series D3 Preferred Stock and the holders of shares of Series D4 Preferred Stock pursuant to Section 2.1 or the remaining Available Proceeds, as the case may be, shall be distributed among the holders of shares of Junior Preferred Stock, the holders of shares of Series A1 Preferred Stock, the holders of shares of Series A2 Preferred Stock, the holders of shares of Series B1 Preferred Stock, the holders of shares of Series B2 Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D1 Preferred Stock, the holders of shares of Series D2 Preferred Stock, the holders of shares of Series D3 Preferred Stock, the holders of shares of Series D4 Preferred Stock and the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the terms of this Certificate of Incorporation immediately prior to such liquidation, dissolution or winding up of the Corporation.  The aggregate amount which a holder of a share of Junior Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is hereinafter referred to as the “Junior Preferred Liquidation Amount.” The aggregate amount which a holder of a share of Series A1 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series A1 Liquidation Amount.”  The aggregate amount which a holder of a share of Series A2 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series A2 Liquidation Amount.”  The aggregate amount which a holder of a share of Series B1 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series B1 Liquidation Amount.”  The aggregate amount which a holder of a share of Series B2 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series B2 Liquidation Amount.”  The aggregate amount which a holder of a share of Series C Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series C Liquidation Amount.” The aggregate amount which a holder of a share of Series D1 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series D1 Liquidation Amount.” The aggregate amount which a holder of a share of Series D2 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series D2 Liquidation Amount.” The aggregate amount which a holder of a share of Series D3 Preferred Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series D3 Liquidation Amount.” The aggregate amount which a holder of a share of Series D4 Preferred

Stock is entitled to receive under Sections 2.1 and 2.2 is referred to herein as the “Series D4 Liquidation Amount.”

2.3Deemed Liquidation Events.

2.3.1Definition.  Each of the following events shall be considered a “Deemed Liquidation Event” unless the holders of at least two-thirds (2/3) of the then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class (the “Requisite Holders”), elect otherwise by written notice sent to the Corporation at least ten (10) days prior to the effective date of any such event:

(a)a merger or consolidation in which

(i)	the Corporation is a constituent party or
(ii)	a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation,

except any such merger or consolidation: (x) involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (y) the sole purpose of which is to change the state of the Corporation’s or subsidiary’s incorporation;

(b)(1) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or (2) the sale or disposition (whether by merger, consolidation or otherwise, and whether in a single transaction or a series of related transactions) of one (1) or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation; or

(c)a sale or other transfer of the whole or any part of the issued securities of the Corporation to any person (or any merger or scheme of arrangement resulting in any person holding securities of the Corporation) and resulting in that person (together with all persons (if any) acting in concert acquiring a Controlling Interest in the Corporation). A “Controlling Interest” means shares comprising a majority of the voting stock of the Corporation, or the power or ability to direct the management and affairs, by contract or otherwise, of the Corporation.

2.3.2Effecting a Deemed Liquidation Event.

(a)The Corporation shall not have the power to effect a Deemed Liquidation Event referred to in Section 2.3.1(a)(i) unless the agreement or plan of merger or consolidation for such transaction (the “Merger Agreement”) provides that the consideration payable to the stockholders of the Corporation in such Deemed Liquidation Event shall be allocated to the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2.

(b)In the event of a Deemed Liquidation Event referred to in Section 2.3.1(a)(ii) or 2.3.1(b), if the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within ninety (90) days after such Deemed Liquidation Event, then (i) the Corporation shall send a written notice to each holder of Preferred Stock no later than the ninetieth (90th) day after the Deemed Liquidation Event advising such holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Preferred Stock, and (ii) if the Requisite Holders so request in a written instrument delivered to the Corporation not later than one hundred twenty (120) days after such Deemed Liquidation Event, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation Event (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation), together with any other assets of the Corporation available for distribution to its stockholders, all to the extent permitted by Delaware law governing distributions to stockholders (the “Available Proceeds”), on the one hundred fiftieth (150th) day after such Deemed Liquidation Event, to redeem all outstanding shares of Junior Preferred Stock at a price per share equal to the Junior Preferred Liquidation Amount, all outstanding shares of Series A1 Preferred Stock at a price per share equal to the applicable Series A1 Liquidation Amount, all outstanding shares of Series A2 Preferred Stock at a price per share equal to the applicable Series A2 Liquidation Amount, all outstanding shares of Series B1 Preferred Stock at a price per share equal to the applicable Series B1 Liquidation Amount, all outstanding shares of Series B2 Preferred Stock at a price per share equal to the applicable Series B2 Liquidation Amount, all outstanding shares of Series C Preferred Stock at a price per share equal to the applicable Series C Liquidation Amount, all outstanding shares of Series D1 Preferred Stock at a price per share equal to the applicable Series D1 Liquidation Amount, all outstanding shares of Series D2 Preferred Stock at a price per share equal to the applicable Series D2 Liquidation Amount, all outstanding shares of Series D3 Preferred Stock at a price per share equal to the applicable Series D3 Liquidation Amount and all outstanding shares of Series D4 Preferred Stock at a price per share equal to the applicable Series D4 Liquidation Amount.  Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Available Proceeds are not sufficient to redeem all outstanding shares of Preferred Stock, the Corporation shall redeem a pro rata portion of each holder’s shares of Preferred Stock to the fullest extent of such Available Proceeds, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the Available Proceeds were sufficient to redeem all such shares, and shall redeem the remaining shares as soon as it may lawfully do so under Delaware law governing distributions to stockholders.  Prior to the distribution or redemption provided for in this Section 2.3.2(b), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation Event, except to discharge expenses incurred in connection with such Deemed Liquidation Event.

2.3.3Amount Deemed Paid or Distributed.  The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any such merger, consolidation, sale, transfer, exclusive license, other disposition or redemption shall be the cash or the value of the property, rights or securities to be paid or distributed to such holders pursuant to such Deemed Liquidation Event.  The value of such property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

2.3.4Allocation of Escrow and Contingent Consideration. In the event of a Deemed Liquidation Event pursuant to Section 2.3.1(a)(i), if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the Merger Agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction.  For the purposes of this Section 2.3.4, consideration placed into escrow or retained as a holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

3.Voting.

3.1General.  On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on or consent to such matter.  Except as provided by law or by the other provisions of this Certificate of Incorporation, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

3.2Election of Directors.  The holders of record of the shares of Series A Preferred Stock, exclusively and voting together as a separate class, shall be entitled to elect two (2) directors of the Corporation (each, a “Series A Preferred Director”); the holders of record of the shares of Series B Preferred Stock, the holders of record of the shares of Series C Preferred Stock and the holders of record of the shares of Series D Preferred Stock, exclusively and voting together as a separate class, shall be entitled to elect three (3) directors of the Corporation (each, a “Series B/Series C/Series D Preferred Director,” together with the Series A Preferred Directors, each, a “Preferred Director”); the holders of record of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, exclusively and voting together as a separate class, shall be entitled to elect two (2) independent directors of the Corporation; the holders of record of the shares of Common Stock and the Preferred Stock, voting together as a single class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation.  Any director elected as provided in the preceding sentence may be removed without cause by, and only by, the affirmative vote or written consent of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.  If the holders of record of the shares of Series A Preferred Stock, the holders of record of the shares of Series B Preferred Stock, the holders of record of the shares of Series C Preferred Stock and the holders of record of the shares of Series D Preferred Stock, as the case may be, fail to elect a sufficient number of directors to fill all directorships for which they are entitled to elect directors, voting exclusively and as a separate class, pursuant to the first sentence of this Section 3.2, then any directorship not so filled shall remain vacant until such time as the holders of record of the shares of Series A Preferred Stock, the holders of record of the shares of Series B Preferred Stock, the holders of record of the shares of Series C Preferred Stock and the holders of record of the shares of Series D Preferred Stock elect a person to fill such directorship by vote or written consent in lieu of a meeting; and no such directorship may be filled by stockholders of the Corporation other than by the stockholders of the Corporation that are entitled to elect a person to fill such directorship, voting exclusively and as a separate class. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.  Except as otherwise provided in this Section 3.2, a vacancy in any directorship filled by the holders of any class or classes or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or classes or series or by any remaining director or directors elected by the holders of such class or classes or series pursuant to this Section 3.2.

3.3Preferred Stock Protective Provisions.  At any time when shares of Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do any of the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the Requisite Holders given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.3.1liquidate, dissolve or wind-up the business and affairs of the Corporation, effect a capital reorganization, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to or seek to bring about any of the foregoing (including appointing a financial advisor for such purpose);

3.3.2amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation;

3.3.3create, grant any option over or in respect of, allot or issue any Preferred Stock or Common Stock (other than under its 2021 Stock Option and Grant Plan), or alter or change the rights, preferences or privileges of, the Preferred Stock or Common Stock;

3.3.4purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of or dividends or distributions on the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price thereof;

3.3.5create, adopt, amend, terminate or repeal any equity (or equity-linked) compensation plan, amend or waive any of the terms of any option or other grant pursuant to any such plan or increase the size of the shares reserved under such plan;

3.3.6create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $1,000,000 other than equipment leases, bank lines of credit or trade payables incurred in the ordinary course;

3.3.7create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one (1) or more other subsidiaries) by the Corporation, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

3.3.8cease trading, or commence any action for its liquidation or dissolution or to place it in administration, or institute any matter analogous to the foregoing (except to the extent reasonably required by any duty to protect the interest of creditors);

3.3.9obtain or apply for an initial public offering or undertake any matter, or enter into any negotiation or agreement, for the purpose (whether or not the sole or principal purpose) of seeking to bring about an initial public offering;

3.3.10increase or decrease the authorized number of directors constituting the Board of Directors or change the number of votes entitled to be cast by any director or directors on any matter;

3.3.11enter into any agreement or arrangement or permit any action whereby another person becomes its subsidiary;

3.3.12acquire (whether by one transaction or by a series of transactions) the whole or a substantial or material part of the business or assets of any other person;

3.3.13dispose of (whether by one transaction or by a series of transactions related or not, and whether such transaction(s) meet(s) the threshold for a Deemed Liquidation Event or not) any substantial or material part of its assets or business (excluding the sale of goods and services to customers in the ordinary course of business);

3.3.14enter into any joint venture, partnership or agreement or arrangement for the sharing of profits or utilization of assets; or

3.3.15enter into certain transfers set forth in the Bylaws of the Corporation, including transfers involving tag rights and drag rights, as further described in the Bylaws of the Corporation.

3.4Series D Preferred Stock Protective Provisions. At any time when shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock, shares of Series D3 Preferred Stock or shares of Series D4 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of at least two-thirds (2/3) in voting power of the outstanding shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock, shares of Series D3 Preferred Stock and shares of Series D4 Preferred Stock, voting together as a single class, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.4.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the holders of the Series D1 Preferred Stock, the Series D2 Preferred Stock, the Series D3 Preferred Stock and/or the Series D4 Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Series D1 Preferred Stock, the Series D2 Preferred Stock, the Series D3 Preferred Stock and/or the Series D4 Preferred Stock; or

3.4.2increase the authorized number of shares of Series D1 Preferred Stock, shares of Series D2 Preferred Stock, shares of Series D3 Preferred Stock and/or shares of Series D4 Preferred Stock.

3.5Series C Preferred Stock Protective Provisions. At any time when shares of Series C Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of at least two-thirds (2/3) in voting power of the outstanding shares of Series C Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.5.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the holders of the Series C Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Series C Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Series C Preferred Stock; or

3.5.2increase the authorized number of shares of Series C Preferred Stock.

3.6Series B Preferred Stock Protective Provisions. At any time when shares of Series B Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of at least fifty-five percent (55%) in voting power of the outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.6.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the holders of the Series B Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Series B Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Series B Preferred Stock; or

3.6.2increase the authorized number of shares of Series B Preferred Stock.

3.7Series A1 Preferred Stock Protective Provisions. At any time when shares of Series A1 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of at least fifty-five percent (55%) in voting power of the outstanding shares of Series A1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.7.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers,

preferences or rights of the holders of the Series A1 Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Series A1 Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Series A1 Preferred Stock; or

3.7.2increase the authorized number of shares of Series A1 Preferred Stock.

3.8Series A2 Preferred Stock Protective Provisions. At any time when shares of Series A2 Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of at least fifty-five percent (55%) in voting power of the outstanding shares of Series A2 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.8.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the holders of the Series A2 Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Series A2 Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Series A2 Preferred Stock; or

3.8.2increase the authorized number of shares of Series A2 Preferred Stock.

3.9Junior Preferred Stock Protective Provisions. At any time when shares of Junior Preferred Stock are outstanding, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of the holders of a majority in voting power of the outstanding shares of Junior Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.9.1amend, alter or repeal any provision of this Certificate of Incorporation or Bylaws of the Corporation in a manner that adversely affects the powers, preferences or rights of the holders of the Junior Preferred Stock; provided, however, for the avoidance of doubt, that any amendment of this Certificate of Incorporation to authorize a new series of capital stock that is senior to or on parity with the Junior Preferred Stock with respect to dividends, liquidation, redemption and/or voting shall not be deemed to adversely affect the Junior Preferred Stock; or

3.9.2increase the authorized number of shares of Junior Preferred Stock.

3.10Lilly Protective Provisions. For so long as Eli Lilly and Company, an Indiana corporation (“Lilly”) holds any shares of Junior Preferred Stock, the Corporation shall not, either directly or indirectly by amendment, merger, consolidation, recapitalization, reclassification, or otherwise, do the following without (in addition to any other vote required by law or this Certificate of Incorporation) the written consent or affirmative vote or written consent of Lilly (such consent not to be unreasonably withheld or delayed), given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class, and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

3.10.1amend, alter or repeal any provision of Sections B.1, B.2 or B.3 of this Certificate of Incorporation in a manner that adversely affects the powers, preferences or rights of the holders of the Junior Preferred Stock.

4.Optional Conversion.  The holders of shares of Junior Preferred Stock, the holders of shares of Series A1 Preferred Stock, the holders of shares of Series A2 Preferred Stock, the holders of shares of Series B1 Preferred Stock, the holders of shares of Series B2 Preferred Stock, the holders of shares of Series C Preferred Stock, the holders of shares of Series D1 Preferred Stock, the holders of shares of Series D2 Preferred Stock, the holders of shares of Series D3 Preferred Stock and the holders of shares of Series D4 Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1Right to Convert.

4.1.1Conversion Ratio.

(a)Each share of Junior Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Junior Preferred Original Issue Price by the Junior Preferred Conversion Price (as defined below) in effect at the time of conversion.  The “Junior Preferred Conversion Price” applicable to the Junior Preferred Stock shall initially be equal to £1.0000.  Such initial Junior Preferred Conversion Price, and the rate at which shares of Junior Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(b)Each share of Series A1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A1 Original Issue Price by the Series A1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series A1 Conversion Price” applicable to the Series A1 Preferred Stock shall initially be equal to £1.0000.  Such initial Series A1 Conversion Price, and the rate at which shares of Series

A1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(c)Each share of Series A2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series A2 Original Issue Price by the Series A2 Conversion Price (as defined below) in effect at the time of conversion.  The “Series A2 Conversion Price” applicable to the Series A2 Preferred Stock shall initially be equal to £2.4725.  Such initial Series A2 Conversion Price, and the rate at which shares of Series A2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(d)Each share of Series B1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B1 Original Issue Price by the Series B1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series B1 Conversion Price” applicable to the Series B1 Preferred Stock shall initially be equal to £2.7151.  Such initial Series B1 Conversion Price, and the rate at which shares of Series B1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(e)Each share of Series B2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series B2 Original Issue Price by the Series B2 Conversion Price (as defined below) in effect at the time of conversion.  The “Series B2 Conversion Price” applicable to the Series B2 Preferred Stock shall initially be equal to £2.6190.  Such initial Series B2 Conversion Price, and the rate at which shares of Series B2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(f)Each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series C Original Issue Price by the Series C Conversion Price (as defined below) in effect at the time of conversion.  The “Series C Conversion Price” applicable to the Series C Preferred Stock shall initially be equal to $2.8741.  Such initial Series C Conversion Price, and the rate at which shares of Series C Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(g)Each share of Series D1 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series D1 Original Issue

Price by the Series D1 Conversion Price (as defined below) in effect at the time of conversion.  The “Series D1 Conversion Price” applicable to the Series D1 Preferred Stock shall initially be equal to $1.50.  Such initial Series D1 Conversion Price, and the rate at which shares of Series D1 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(h)Each share of Series D2 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series D2 Original Issue Price by the Series D2 Conversion Price (as defined below) in effect at the time of conversion.  The “Series D2 Conversion Price” applicable to the Series D2 Preferred Stock shall initially be equal to $0.75.  Such initial Series D2 Conversion Price, and the rate at which shares of Series D2 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(i)Each share of Series D3 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series D3 Original Issue Price by the Series D3 Conversion Price (as defined below) in effect at the time of conversion.  The “Series D3 Conversion Price” applicable to the Series D3 Preferred Stock shall initially be equal to $0.7407.  Such initial Series D3 Conversion Price, and the rate at which shares of Series D3 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

(j)Each share of Series D4 Preferred Stock shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Series D4 Original Issue Price by the Series D4 Conversion Price (as defined below) in effect at the time of conversion.  The “Series D4 Conversion Price” applicable to the Series D4 Preferred Stock shall initially be equal to $0.9259.  Such initial Series D4 Conversion Price, and the rate at which shares of Series D4 Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

4.1.2Termination of Conversion Rights.  In the event of a notice of redemption of any shares of Preferred Stock, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the applicable holders of Preferred Stock; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 2.1 to applicable holders of

Preferred Stock pursuant to such liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event.

4.2Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock.  In lieu of any fractional shares to which the holder would otherwise be entitled, the number of shares of Common Stock to be issued upon conversion of the Preferred Stock shall be rounded to the nearest whole share.

4.3Mechanics of Conversion.

4.3.1Notice of Conversion.  In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall (a) provide written notice to the Corporation’s transfer agent at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent) that such holder elects to convert all or any number of such holder’s shares of Preferred Stock and, if applicable, any event on which such conversion is contingent and (b), if such holder’s shares are certificated, surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent).  Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the shares of Common Stock to be issued.  If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her or its attorney duly authorized in writing.  The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the specified shares shall be deemed to be outstanding of record as of such date.  The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to such holder of Preferred Stock, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, and (ii) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.3.2Reservation of Shares.  The Corporation shall at all times when the Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.  Before taking any action which would cause an adjustment reducing the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series A1 Preferred Stock, the Series A2 Preferred Stock, the Series B1 Preferred Stock, the Series B2 Preferred Stock, the Series C Preferred Stock, the Series D1 Preferred Stock, the Series D2 Preferred Stock, the Series D3 Preferred Stock or the Series D4 Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Series A1 Conversion Price, Series A2 Conversion Price, Series B1 Conversion Price, Series B2 Conversion Price, Series C Conversion Price, Series D1 Conversion Price, Series D2 Conversion Price, Series D3 Conversion Price or Series D4 Conversion Price, as applicable.

4.3.3Effect of Conversion.  All shares of Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor and to receive payment of any dividends declared but unpaid thereon.  Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

4.3.4No Further Adjustment.  Upon any such conversion, no adjustment to the Series A1 Conversion Price, Series A2 Conversion Price, Series B1 Conversion Price, Series B2 Conversion Price, Series C Conversion Price, Series D1 Conversion Price, Series D2 Conversion Price, Series D3 Conversion Price or Series D4 Conversion Price shall be made for any declared but unpaid dividends on the Series A1 Preferred Stock, the Series A2 Preferred Stock, the Series B1 Preferred Stock, the Series B2 Preferred Stock, the Series C Preferred Stock, the Series D1 Preferred Stock, the Series D2 Preferred Stock, the Series D3 Preferred Stock or the Series D4 Preferred Stock surrendered for conversion or on the Common Stock delivered upon conversion.

4.3.5Taxes.  The Corporation shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to this Section 4.  The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the shares of Preferred Stock so converted were registered, and no such issuance or delivery shall be made unless and until the person or entity requesting such issuance has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

4.4Adjustments to Conversion Price for Diluting Issues.

4.4.1Special Definitions.  For purposes of this Article Fourth, the following definitions shall apply:

(a)“Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 4.4.3 below, deemed to be issued) by the Corporation after the Series D Original Issue Date, other than (1) the following shares of Common Stock and (2) shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (clauses (1) and (2), collectively, “Exempted Securities”):

(i)	as to any series of Preferred Stock shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;
(ii)

shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Section 4.5, 4.6, 4.7 or 4.8;

(iii)

shares of Common Stock or Options issued or issuable to employees or directors of, or consultants or advisors to, the Corporation or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors of the Corporation;

(iv)

shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(v)

shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Board of Directors of the Corporation;

(vi)	shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board of Directors of the Corporation; or

(vii)

shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board of Directors of the Corporation.

(b)“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(c)“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(d)“Series D Original Issue Date” shall mean the date on which the first share of Series D4 Preferred Stock was issued.

4.4.2No Adjustment of Conversion Price.  No adjustment in the Series A1 Conversion Price or Series A2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of fifty-five percent (55%) of the outstanding shares of Series A1 Preferred Stock and Series A2 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series B1 Conversion Price or Series B2 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of fifty-five percent (55%) of the outstanding shares of Series B1 Preferred Stock and Series B2 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.  No adjustment in the Series C Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of fifty-five percent (55%) of the outstanding shares of Series C Preferred Stock agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock. No adjustment in the Series D1 Conversion Price, Series D2 Conversion Price, Series D3 Conversion Price or Series D4 Conversion Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Corporation receives written notice from the holders of two-thirds (2/3) of the outstanding shares of Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and Series D4 Preferred Stock, voting together as a single class, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

4.4.3Deemed Issue of Additional Shares of Common Stock.

(a)If the Corporation at any time or from time to time after the Series D Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price pursuant to the terms of Section 4.4.4, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Series A1 Conversion Price, Series A2 Conversion Price, Series B1 Conversion Price, Series B2 Conversion Price, Series C Conversion Price, Series D1 Conversion Price, Series D2 Conversion Price, Series D3 Conversion Price or Series D4 Conversion Price, as the case may be, as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (b) shall have the effect of increasing the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price to an amount which exceeds the lower of (i) the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C

Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price pursuant to the terms of Section 4.4.4 (either because the consideration per share (determined pursuant to Section 4.4.5) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, then in effect, or because such Option or Convertible Security was issued before the Series D Original Issue Date), are revised after the Series D Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 4.4.3(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, pursuant to the terms of Section 4.4.4, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, shall be readjusted to such Series A1 Conversion Price, Series A2 Conversion Price, Series B1 Conversion Price, Series B2 Conversion Price, Series C Conversion Price, Series D1 Conversion Price, Series D2 Conversion Price, Series D3 Conversion Price or Series D4 Conversion Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, provided for in this Section 4.4.3 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (b) and (c) of this Section 4.4.3).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price, as the case may be, that would result under the terms of this Section 4.4.3 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

4.4.4Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock.  In the event the Corporation shall at any time after the Series D Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4.4.3), without consideration or for a consideration per share less than the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be, in effect immediately prior to such issuance or deemed issuance, then the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be, shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(a)“CP2” shall mean (1) in the case of any adjustment to the Series A1 Conversion Price, the Series A1 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (2) in the case of any adjustment to the Series A2 Conversion Price, the Series A2 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (3) in the case of any adjustment to the Series B1 Conversion Price, the Series B1 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (4) in the case of any adjustment to the Series B2 Conversion Price, the Series B2 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (5) in the case of any adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (6) in the case of any adjustment to the Series D1 Conversion Price, the Series D1 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (7) in the case of any adjustment to the Series D2 Conversion Price, the Series D2 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock, (8) in the case of any adjustment to the Series D3 Conversion Price, the Series D3 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock and (9) in the case of any adjustment to the Series D4 Conversion Price, the Series D4 Conversion Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock;

(b)“CP1” shall mean (1) in the case of an adjustment to the Series A1 Conversion Price, the Series A1 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (2) in the case of an adjustment to the Series A2 Conversion Price, the Series A2 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (3) in the case of an adjustment to the Series B1 Conversion Price, the Series B1 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (4) in the case of an adjustment to the Series B2 Conversion Price, the Series B2 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (5) in the case of an adjustment to the Series C Conversion Price, the Series C Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (6) in the case of an adjustment to the Series D1 Conversion Price, the Series D1 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (7) in the case of an adjustment to the Series D2 Conversion Price, the Series D2 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock, (8) in the case of an adjustment to the Series D3 Conversion Price, the Series D3 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock and (9) in the case of an adjustment to the Series D4 Conversion Price, the Series D4 Conversion Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock.

(c)“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(d)“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

(e)“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

4.4.5Determination of Consideration.  For purposes of this Section 4.4, the consideration received by the Corporation for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(a)Cash and Property.  Such consideration shall:

(i)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;
(ii)

insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors of the Corporation; and

(iii)

in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors of the Corporation, including a majority of the Preferred Directors.

(b)Options and Convertible Securities.  The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 4.4.3, relating to Options and Convertible Securities, shall be determined by dividing:

(i)

The total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)

the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

4.4.6Multiple Closing Dates.  In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price pursuant to the terms of Section 4.4.4, and such issuance dates occur within a period of no more than ninety (90) days from the first such issuance to the final such issuance, then, upon the final such issuance, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be, shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

4.5Adjustment for Stock Splits and Combinations.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date effect a subdivision of the outstanding Common Stock, each of the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Corporation shall at any time or from time to time after the Series D Original Issue Date combine the outstanding shares of Common Stock, each of the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and the Series D4 Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this Section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.6Adjustment for Certain Dividends and Distributions.  In the event the Corporation at any time or from time to time after the Series D Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and the Series D4 Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price or the Series D4 Conversion Price then in effect by a fraction:

(1)the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (a) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be, shall be recomputed accordingly as of the close of business on such record date and thereafter the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and the Series D4 Conversion Price shall be adjusted pursuant to this Section as of the time of actual payment of such dividends or distributions; and (b) that no such adjustment shall be made with respect to the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion

Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be, if the holders of Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be, simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be, had been converted into Common Stock on the date of such event.

4.7Adjustments for Other Dividends and Distributions.  In the event the Corporation at any time or from time to time after the date hereof shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Section 1 do not apply to such dividend or distribution, then and in each such event the holders of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Preferred Stock had been converted into Common Stock on the date of such event.

4.8Adjustment for Merger or Reorganization, etc.  Subject to the provisions of Section 2.3, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 4.4, 4.6 or 4.7), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one (1) share of Junior Preferred Stock, one (1) share of Series A1 Preferred Stock, one (1) share of Series A2 Preferred Stock, one (1) share of Series B1 Preferred Stock, one (1) share of Series B2 Preferred Stock, one (1) share of Series C Preferred Stock, one (1) share of Series D1 Preferred Stock, one (1) share of Series D2 Preferred Stock, one (1) share of Series D3 Preferred Stock or one (1) share of Series D4 Preferred Stock, as the case may be, immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Section 4 with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price, as the case may be) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Preferred Stock.

4.9Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and/or the Series D4 Conversion Price pursuant to this Section 4, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than ten (10) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be, is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be (but in any event not later than ten (10) days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (i) each of the Junior Preferred Conversion Price, the Series A1 Conversion Price, the Series A2 Conversion Price, the Series B1 Conversion Price, the Series B2 Conversion Price, the Series C Conversion Price, the Series D1 Conversion Price, the Series D2 Conversion Price, the Series D3 Conversion Price and the Series D4 Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and/or Series D4 Preferred Stock, as the case may be.

4.10Notice of Record Date.  In the event:

(a)the Corporation shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security;

(b)of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the applicable Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.Mandatory Conversion.

5.1Trigger Events.  Upon any of (a) the closing of the sale of shares of Common Stock to the public at a price of at least one times the Series D4 Original Issue Price per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Common Stock), in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, resulting in at least $75,000,000 of gross proceeds to the Corporation (a “QPO”) and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, the New York Stock Exchange or another exchange or marketplace approved the Board of Directors, (b) the Requisite Holders consenting to an initial public offering (other than a QPO), or (c) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), then (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective conversion rate as calculated pursuant to Section 4.1.1 and (ii) such shares may not be reissued by the Corporation.

5.2Procedural Requirements.  All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this Section 5.  Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time.  Upon receipt of such notice, each holder of shares of Preferred Stock in certificated form shall surrender his, her or its certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice.  If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing.  All rights with respect to the Preferred Stock converted pursuant to Section 5.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 5.2.  As soon as practicable after the Mandatory Conversion Time and, if applicable, the surrender of any certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall (a) (x) in the event that such shares are certificated, issue and deliver to such holder, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, or (y) in the event that such shares are uncertificated, issue and deliver to such holder, or to his, her or its nominee, a notice of issuance of uncertificated shares and may, upon written request, issue and deliver a certificate for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof, and (b) pay any declared but unpaid dividends on the shares of Preferred Stock converted.  Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

6.Redeemed or Otherwise Acquired Shares.  Any shares of Preferred Stock that are redeemed, converted or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately cancelled and retired and shall not be reissued, sold or transferred.  Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights granted to the holders of Preferred Stock following redemption, conversion or acquisition.

7.Waiver.  Except as otherwise set forth herein, any of the rights, powers, preferences and other terms of the Preferred Stock set forth herein may be waived on behalf of all holders of Preferred Stock by the affirmative written consent or vote of the Requisite Holders; provided, however, that such waiver may not override the approvals required to waive the rights, powers, preferences and other terms of the Junior Preferred Stock, Series A1 Preferred Stock, Series A2 Preferred Stock, Series B1 Preferred Stock, Series B2 Preferred Stock, Series C Preferred Stock, Series D1 Preferred Stock, Series D2 Preferred Stock, Series D3 Preferred Stock and Series D4 Preferred Stock, respectively, that follow. Any of the rights, powers, preferences and other terms of the Junior Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Junior Preferred Stock by the affirmative written consent or vote of the holders of a majority of the outstanding shares of Junior Preferred Stock. Any of the rights, powers, preferences and other terms of the Series A1 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series A1 Preferred Stock by the affirmative written consent or vote of the holders of fifty-five percent (55%) of the outstanding shares of Series A1 Preferred Stock. Any of the rights, powers, preferences and other terms of the Series A2 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series A2 Preferred Stock by the affirmative written consent or vote of the holders of fifty-five percent (55%) of the outstanding shares of Series A2 Preferred Stock. Any of the rights, powers, preferences and other terms of the Series B Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series B Preferred Stock by the affirmative written consent or vote of fifty-five percent (55%) of the outstanding shares of Series B Preferred Stock. Any of the rights, powers, preferences and other terms of the Series C Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series C Preferred Stock by the affirmative written consent or vote of at least two-thirds (2/3) of the outstanding shares of Series C Preferred Stock. Any of the rights, powers, preferences and other terms of the Series D1 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series D1 Preferred Stock by the affirmative written consent or vote of at least two-thirds (2/3) of the outstanding shares of Series D1 Preferred Stock. Any of the rights, powers, preferences and other terms of the Series D2 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series D2 Preferred Stock by the affirmative written consent or vote of at least two-thirds (2/3) of the outstanding shares of Series D2 Preferred Stock. Any of the rights, powers, preferences and other terms of the Series D3 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series D3 Preferred Stock by the affirmative written consent or vote of at least two-thirds (2/3) of the outstanding shares of Series D3 Preferred Stock. Any of the rights, powers, preferences and other terms of the Series D4 Preferred Stock set forth herein may be waived, either prospectively or retrospectively, on behalf of all holders of Series D4 Preferred Stock by the affirmative written consent or vote of at least two-thirds (2/3) of the outstanding shares of Series D4 Preferred Stock.

8.Notices.  Any notice required or permitted by the provisions of this Article Fourth to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation, or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission.

Fifth: Subject to any additional vote required by this Certificate of Incorporation or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

Sixth:  Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.  Each director shall be entitled to one (1) vote on each matter presented to the Board of Directors; provided, however, that, for so long as holders of Preferred Stock are entitled to designate a Preferred Director pursuant to the Amended and Restated Voting Agreement, dated on or about the date hereof, by and among the Corporation and the other parties thereto, as amended and/or restated from time to time, and such seat is filled, the approval of at least a majority of the then-seated Preferred Directors shall be required for the authorization by the Board of Directors of any of the matters set forth in Section 5.4 of the Investors’ Rights Agreement, dated on or about the date hereof, by and among the Corporation and the other parties thereto.

Seventh:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

Eighth:  Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.  The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

Ninth:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Tenth:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not (a) adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification or (b) increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal or modification.

Eleventh:  The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity.  An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee, affiliate or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, the persons referred to in clauses (i) and (ii) are “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation while such Covered Person is performing services in such capacity.  Any repeal or modification of this Article Eleventh will only be prospective and will not affect the rights under this Article Eleventh in effect at the time of the occurrence of any actions or omissions to act giving rise to liability.  Notwithstanding anything to the contrary contained elsewhere in this Certificate of Incorporation, the affirmative vote or written consent of the Requisite Holders will be required to amend or repeal, or to adopt any provisions inconsistent with this Article Eleventh.

Twelfth:  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery in the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s certificate of incorporation or bylaws or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. If any provision or provisions of this Article Twelfth shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article Twelfth (including, without limitation, each portion of any sentence of this Article Twelfth containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this fifteenth day of July, 2026.

By:	/s/ Geoff McDonough
Geoff McDonough
Chief Executive Officer